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                                                                  EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 22, 1996, which appears on page F-2 of Plains Resources Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report dated February 20, 1996, which appears on page F-1 of Amendment No. 1 on Form 8-K/A dated February 21, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
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Price Waterhouse LLP

Houston, Texas
March 19, 1996